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                                                                    Exhibit 11.1
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                             TRANSITION SYSTEMS, INC
                        COMPUTATION OF EARNINGS PER SHARE

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For the three month period ended:                June 30,1996   June 24,1995
                                                 ------------   ------------
Weighted averages shares outstanding:
      Common stock outstanding ...............    15,638,000     15,638,000
      Common stock equivalent ................     3,693,000      3,693,000
      Warrants ...............................       298,000        298,000
      Weighted average number of common shares
      and common equivalent shares outstanding    19,629,000     19,629,000
                                                 ===========    ===========

Net income:
      Net income before extraordinary item ...   $ 2,870,000    $ 1,899,000
      Extraordinary item .....................    (2,149,000)            --
      Net income allocable to common
      stockholders ...........................   $   128,000    $ 1,899,000

Earnings per share:
      Net income before extraordinary item ...   $      0.15    $      0.10
      Extraordinary item .....................         (0.11)            --
      Net income allocable to common
      stockholders ...........................   $      0.01    $      0.10

For the nine months ended:

Weighted averages shares outstanding:
      Common stock outstanding ...............    11,951,000     11,951,000
      Common stock equivalent ................     3,682,000      3,682,000
      Warrants ...............................       298,000        298,000
      Weighted average number of common shares
      and common equivalent shares outstanding    15,931,000     15,931,000
                                                 ===========    ===========

Net income:
      Net income before extraordinary item ...   $ 3,139,000    $ 3,303,000
      Extraordinary item .....................    (2,149,000)            --
      Net income allocable to common
      stockholders ...........................   $   397,000    $ 3,303,000

Earnings per share:
      Net income before extraordinary item ...   $      0.20    $      0.21
      Extraordinary item .....................         (0.13)            --
      Net income allocable to common
      stockholders ...........................   $      0.02    $      0.21
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